As filed with the Securities and Exchange Commission on July 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2723087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephanie S. Greisch

Executive Vice President, Deputy General Counsel and Corporate Secretary

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan C. Levy

Executive Vice President and General Counsel

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Debt Securities
Preferred Stock
Depositary Shares(4)
Common Stock, $1.66 2/3 par value
Stock Purchase Contracts(5)
Stock Purchase Units(6)
Warrants

(1)	A presently indeterminate number, principal amount or aggregate initial offering price of debt securities, shares of preferred stock, depositary shares, shares of common stock, stock purchase contracts, stock purchase units and warrants as may be issued from time to time at indeterminate prices is being registered hereunder. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Securities registered hereunder may be issuable upon conversion, exchange or exercise of any securities registered hereunder or that are represented by depositary shares, to the extent any such securities are by their terms, convertible into, or exchangeable or exercisable for, such securities, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	Not applicable pursuant to Form S-3 General Instruction II(E).
(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(4)	In the event that the registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.
(5)	Each stock purchase contract will be issued under a purchase agreement and will obligate holders to purchase from or sell to the registrant, and obligate the registrant to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock, depositary shares or other securities.
(6)	Each stock purchase unit will be issued under a unit agreement or indenture and will represent an interest in one or more stock purchase contracts and beneficial interests in debt securities or any other securities, in any combination, which may or may not be separable from one another.

PROSPECTUS

Northern Trust Corporation

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

WARRANTS

We may offer and sell debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units and warrants from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of any securities offered, including their offering prices, in one or more prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 29 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NTRS.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will be equity securities or debt securities of Northern Trust Corporation and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Northern Trust Corporation and are not insured by the Federal Deposit Insurance Corporation any other government agency.

The date of this prospectus is July 31, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities registered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities together with the additional information described under the heading “Where You Can Find More Information” in this prospectus before you invest.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our and our subsidiaries’ affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Any of the securities described in this prospectus may be convertible into or exchangeable or exercisable for other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Northern Trust,” “we,” “us” and “our” are to Northern Trust Corporation and its consolidated subsidiaries. References to “the Corporation” are to Northern Trust Corporation. References to “the Bank” are to The Northern Trust Company. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to the currency of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities described in this prospectus. As permitted by the rules and regulations of the SEC, we have not included certain portions of the registration statement in this prospectus. Accordingly, this prospectus does not contain all of the information set forth in the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us.

The Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Corporation files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Corporation.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that the Corporation has filed, or will file, separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that the Corporation files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. The following documents filed with the SEC are hereby incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, and June 30, 2017;

•	our Current Reports on Form 8-K filed on February 21, 2017, February 23, 2017, March 29, 2017, April 26, 2017, April 28, 2017, and May 8, 2017; and

•	the description of our common stock contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number: Northern Trust Corporation, 50 South LaSalle Street, Chicago, Illinois 60603, Telephone: (312) 444-2301, Attention: Investor Relations.

We maintain an Internet site at www.northerntrust.com which contains information concerning Northern Trust. The information contained at our Internet site is not incorporated by reference in this prospectus or any prospectus supplement or other offering materials, and you should not consider it a part of this prospectus or any prospectus supplement or other offering materials.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

RISK FACTORS

Investing in the securities involves certain risks. Before making an investment decision, you should carefully read and consider the “Risk Factors” section in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as updated by our future filings with the SEC, in addition to all other information contained or incorporated by reference into this prospectus, any prospectus supplement or other offering materials. These risks, as well as those not presently known to us or that we currently deem immaterial, could materially and adversely affect our operating results and financial condition and the value of your investment. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” in this prospectus. You also should review carefully the cautionary statement section of this prospectus entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, and other statements that we may make, may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, with respect to our financial results and outlook, capital adequacy, dividend policy, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, anticipated tax benefits, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation and accounting pronouncements, and all other statements that do not relate to historical facts.

Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” You should read carefully the risk factors described in “Risk Factors” herein and in the documents incorporated by reference in this prospectus and the applicable prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements are based on our current beliefs and expectations of future events or future results and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including:

•	financial market disruptions or economic recession, whether in the United States, Europe, the Middle East, Asia or other regions;

•	volatility or changes in financial markets, including debt and equity markets, that impact the value, liquidity, or credit ratings of financial assets in general, or financial assets held in particular investment funds or client portfolios, including those funds, portfolios, and other financial assets with respect to which Northern Trust has taken, or may in the future take, actions to provide asset value stability or additional liquidity;

•	the impact of equity markets on fee revenue;

•	the downgrade of U.S. government-issued and other securities;

•	changes in foreign exchange trading client volumes and volatility in foreign currency exchange rates, changes in the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrues expenses, and our success in assessing and mitigating the risks arising from all such changes and volatility;

•	a decline in the value of securities held in Northern Trust’s investment portfolio, particularly asset-backed securities, the liquidity and pricing of which may be negatively impacted by periods of economic turmoil and financial market disruptions;

•	our ability to address operating risks, including cyber-security or data security breach risks, human errors or omissions, pricing or valuation of securities, fraud, systems performance or defects, systems interruptions, and breakdowns in processes or internal controls;

•	our success in responding to and investing in changes and advancements in technology;

•	a significant downgrade of any of our debt ratings;

•	the health and soundness of the financial institutions and other counterparties with which we conduct business;

•	uncertainties inherent in the complex and subjective judgments required to assess credit risk and establish appropriate allowances therefor;

•	the pace and extent of continued globalization of investment activity and growth in worldwide financial assets;

•	changes in interest rates or in the monetary or other policies of various regulatory authorities or central banks;

•	changes in the legal, regulatory and enforcement framework and oversight applicable to financial institutions, including changes that may affect leverage limits and risk-based capital and liquidity requirements, require financial institutions to pay higher assessments, expose financial institutions to certain liabilities of their subsidiary depository institutions, or restrict or increase the regulation of certain activities carried on by financial institutions, including us;

•	increased costs of compliance and other risks associated with changes in regulation, the current regulatory environment, and areas of increased regulatory emphasis and oversight in the United States and other countries, such as anti-money laundering, anti-bribery, and client privacy;

•	failure to satisfy regulatory standards or to obtain regulatory approvals when required, including for the use and distribution of capital;

•	changes in tax laws, accounting requirements or interpretations and other legislation in the United States or other countries that could affect us or our clients;

•	geopolitical risks and the risks of extraordinary events such as natural disasters, terrorist events and war, and the responses of the United States and other countries to those events;

•	the referendum held in the United Kingdom in which voters approved a departure from the European Union, commonly referred to as “Brexit,” and any effects thereof on global economic conditions, global financial markets, and our business and results of operations;

•	changes in the nature and activities of our competition;

•	our success in maintaining existing business and continuing to generate new business in existing and targeted markets and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements;

•	our ability to address the complex needs of a global client base and manage compliance with legal, tax, regulatory and other requirements;

•	our ability to maintain a product mix that achieves acceptable margins;

•	our ability to continue to generate investment results that satisfy clients and to develop an array of investment products;

•	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

•	our success in controlling expenses and implementing revenue enhancement initiatives;

•	uncertainties inherent in our assumptions concerning our pension plan, including discount rates and expected contributions, returns and payouts;

•	our success in improving risk management practices and controls and managing risks inherent in our businesses, including credit risk, operational risk, market and liquidity risk, fiduciary risk, compliance risk and strategic risk;

•	risks and uncertainties inherent in the litigation and regulatory process, including the possibility that losses may be in excess of Northern Trust’s recorded liability and estimated range of possible loss for litigation exposures;

•	risks associated with being a holding company, including our dependence on dividends from our principal subsidiary;

•	the risk of damage to our reputation which may undermine the confidence of clients, counterparties, rating agencies and stockholders; and

•	other factors identified in our Annual Report on Form 10-K, including those factors described in “Item 1A — Risk Factors,” and other filings with the SEC, all of which are available on our website.

Actual results may differ materially from those expressed or implied by forward-looking statements. The information contained in this prospectus, any applicable prospectus supplement and any other offering materials, as well as information incorporated by reference herein or therein, is accurate only as of the date of that information. All forward-looking statements included in such documents are based upon information available at the time such statements are made, and we assume no obligation to update any forward-looking statements.

NORTHERN TRUST CORPORATION

We are a financial holding company that is a leading provider of asset servicing, fund administration, asset management, fiduciary and banking solutions for corporations, institutions, families and individuals worldwide. We conduct our business through various U.S. and non-U.S. subsidiaries, including the Bank. We were originally formed as a holding company for the Bank in 1971. We have a network of offices in 19 U.S. states, Washington, D.C., and 22 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. At June 30, 2017, we had consolidated total assets of $125.6 billion and stockholders’ equity of $10.1 billion.

The Bank is an Illinois banking corporation headquartered in Chicago and our principal subsidiary. Founded in 1889, the Bank conducts its business through its U.S. operations and its various U.S. and non-U.S. branches and subsidiaries. At June 30, 2017, the Bank had consolidated assets of $125.2 billion and common bank equity capital of $9.0 billion.

We expect that the Bank will continue in the foreseeable future to be the major source of our consolidated assets, revenues and net income.

Business Overview

We focus on managing and servicing client assets through our two client-focused reporting segments: Corporate & Institutional Services, or C&IS, and Wealth Management. Asset management and related services are provided to C&IS and Wealth Management clients primarily by the Asset Management business. The revenue and expenses of Asset Management and certain other support functions are allocated fully to C&IS and Wealth Management. We also make use of a third reporting segment, Treasury and Other, under which we report certain income and expense items not allocated to C&IS and Wealth Management.

Corporate and Institutional Services

C&IS is a leading global provider of asset servicing and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, sovereign wealth funds and other institutional investors around the globe. Asset servicing and related services encompass a full range of capabilities including, but not limited to: global custody; fund administration; investment operations outsourcing; investment management; investment risk and analytical services; employee benefit services; securities lending; foreign exchange; treasury management; brokerage services; transition management services; banking; and cash management. Client relationships are managed through the Bank and the Bank’s and our other subsidiaries, including support from locations in North America, Europe, the Middle East and the Asia-Pacific region. At June 30, 2017, total C&IS assets under custody were $6.8 trillion and assets under management were $762.7 billion.

Wealth Management

Wealth Management focuses on high-net-worth individuals and families, business owners, executives, professionals, retirees and established privately-held businesses in its target markets. The business also includes the Global Family Office, which provides customized services to meet the complex financial needs of individuals and family offices in the United States and throughout the world with assets typically exceeding $200 million. In supporting these targeted segments, Wealth Management provides trust, investment management, custody and philanthropic services; financial consulting; guardianship and estate administration; family business consulting; family financial education; brokerage services; and private and business banking.

Wealth Management is one of the largest providers of advisory services in the United States, with $593.3 billion in assets under custody and $266.1 billion in assets under management at June 30, 2017. Wealth Management services are delivered by multidisciplinary teams through a network of offices in 18 U.S. states and Washington, D.C., as well as offices in London, Guernsey and Abu Dhabi.

Asset Management

Asset Management, through our various subsidiaries, supports the C&IS and Wealth Management reporting segments by providing a broad range of asset management and related services and other products to clients around the world. Investment solutions are delivered through separately managed accounts, bank common and collective funds, registered investment companies, exchange traded funds, non-U.S. collective investment funds and unregistered private investment funds. Asset Management’s capabilities include active, passive and engineered equity; active and passive fixed income; cash management; alternative asset classes (such as private equity and hedge funds of funds); and multi-manager advisory services and products. Asset Management’s activities also include overlay services and other risk management services. Asset Management operates internationally through subsidiaries and distribution arrangements and its revenue and expense are fully allocated to C&IS and Wealth Management. As discussed above, Northern Trust managed $1.0 trillion in assets as of June 30, 2017, including $762.7 billion for C&IS clients and $266.1 billion for Wealth Management clients.

Corporate Information

Our principal executive offices are located at 50 South LaSalle Street, Chicago, Illinois 60603, and our telephone number is (312) 630-6000.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following are ratios of our earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Six Months Ended June 30, 2017	Fiscal Year Ended December 31,
		2016	2015	2014	2013	2012
Earnings to Fixed Charges:
Excluding Interest on Deposits:	10.89	12.95	14.69	10.24	8.33	6.80
Including Interest on Deposits:	6.29	8.21	9.08	6.65	5.30	4.03
Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Excluding Interest on Deposits:	7.42	10.22	11.13	9.26	8.33	6.80
Including Interest on Deposits:	5.11	7.12	7.69	6.27	5.30	4.03

For purposes of calculating the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, “earnings” consist of net income before extraordinary items plus applicable income taxes and fixed charges. “Fixed charges, excluding interest on deposits” consist of interest expense (other than on deposits) and the estimated interest component of rental expense. “Fixed charges, including interest on deposits” consist of all interest expense and the estimated interest component of rental expense.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in, or extensions of credit to, our subsidiaries, refinancing of debt, share repurchases, dividends, funding potential future acquisitions and satisfaction of other obligations. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or nonconvertible, as well as secured or unsecured. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under the indenture dated May 8, 2017, as amended or supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., acting as a trustee, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, or the TIA. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining the same;

•	the interest rate(s) or the method for determining the same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions, including at our option or at the option of the holders;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	if payable in another currency, the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	any provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	additions or changes to the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in fully registered form without coupons and in denominations of $2,000 and any integral multiples of

$1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office or agency maintained by us for such purpose, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities to holders of record at the office or agency maintained by us for such purpose.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, an event of default under the indenture with respect to any series of debt securities will mean any of the following:

•	failure to pay any installment of interest on any debt security of such series when due, if such failure continues unremedied for 30 days;

•	failure to pay the principal and premium, if any, of any debt security of such series when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure to pay any sinking fund installment on any debt security of such series when due, if such failure continues unremedied for 30 days;

•	failure on our part to perform any other obligation contained in the indenture for the benefit of such series which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the series;

•	occurrence of certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to debt securities of such series.

If an event of default under the indenture occurs and is continuing for any series of debt securities, other than an event of default resulting from a bankruptcy, insolvency or reorganization of the Corporation, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series, or such amount provided for in the debt securities of that series, and all accrued but unpaid interest on all the securities of that series to be due and payable immediately. The debt securities will automatically be accelerated upon the occurrence of an event of default resulting from a bankruptcy, insolvency or reorganization of the Corporation.

In the case of a default in the payment of interest or principal, or premium, if any, we will be required, upon the demand of the trustee, to pay, for the benefit of the holders of the debt securities, the whole amount then due and payable on such debt securities with interest on any overdue principal, and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the rate or rates prescribed in such debt securities.

If we fail to pay such amounts upon demand, the trustee may institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor upon the debt securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Corporation or any other obligor upon the debt securities of such series, wherever situated, in the manner provided by law.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with the indenture, could lawfully be taken, would not be unduly prejudicial to holders not joining in such direction and would not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of any debt security of any series will have the right to institute any action, suit or proceeding with respect to an event of default, unless:

•	that holder previously gives to the trustee written notice of the event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series also make a written request to the trustee to take action in respect of the matter complained of;

•	the holder offers the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee fails to institute such action, suit or proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish an officer’s certificate to the trustee each year that states, to the knowledge of the certifying officer, whether we have complied with all conditions and covenants under the terms of the indenture, and, in the event of any default under the indenture, specifying such default and the nature and status thereof to the extent of the certifying officer’s knowledge.

Modification and Waiver

Modification

We and the trustee may, with the consent of holders of at least a majority in aggregate principal amount of the debt securities of each series affected, modify and amend the indenture; however, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:

•	extend the stated maturity of the principal of, or any installment of interest on, such debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of such debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place of payment where or the currency in which the principal of and premium, if any, or interest on any debt security is denominated or payable;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security after the stated maturity or redemption date;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•	modify any provisions of the indenture related to the foregoing or any of the provisions related to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of each debt security affected.

We and the trustee may modify and amend the indenture without the consent of the holders of the debt securities for specified purposes, including, among other things, to:

•	add to the covenants of the Corporation for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on the Corporation in the indenture;

•	add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	delete or modify events of default with respect to all or any series of debt securities, the form and terms of which are established pursuant to a supplemental indenture;

•	add to or change any of the provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of, or premium, if any, on, debt securities, provided that any such action will not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	change or eliminate provisions of the indenture provided that such change or elimination becomes effective only when there is no outstanding debt security of any series created prior to such change or elimination that is entitled to the benefit of such provision and to which such change or elimination would apply;

•	evidence the succession of another person to the Corporation;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	secure the debt securities of any series or release any collateral or lien securing debt securities of any series in accordance with the terms thereof;

•	evidence any changes to the indenture in conjunction with the resignation, removal or merger of the trustee in accordance with the terms of the indenture;

•	cure an ambiguity or correct or supplement any provision of the indenture or any supplemental indenture which may be defective or inconsistent with any other provision thereof;

•	add to, change or eliminate any provision of the indenture as necessary or desirable in accordance with any amendments to the TIA;

•	add guarantors or co-obligors with respect to any series of debt securities or release guarantors from their guarantees in accordance with the terms thereof;

•	make any change in any series of debt securities that does not adversely affect in any material respect the rights of the holders thereof;

•	provide for uncertificated securities in addition to certificated securities;

•	supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities provided that such action does not adversely affect the interests of holders of such series or any other series of debt securities in any material respect;

•	prohibit the authentication and delivery of additional series of debt securities; or

•	establish the form or terms of debt securities of any new series or authorize the issuance of additional debt securities of a series previously authorized or add to the conditions, limitations or restrictions on the issuance of any debt securities of any series.

Waiver of Default

The holders of a majority in principal amount of the outstanding debt securities of any series generally may, on behalf of the holders of all the debt securities of that series, waive an event of default under the indenture with respect to that series and the consequences thereof. However, a default in the payment of the principal of, or premium, if any, or any interest on, any of the debt securities of that series cannot be so waived.

Merger, Consolidation and Sale of Assets

The Corporation may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all its assets to any other person, unless:

•	the person formed by such consolidation or into which the Corporation is merged, or to which such sale, conveyance, transfer or lease is made, expressly assumes, pursuant to a supplemental indenture, the due and punctual payment of the principal of and interest and premium, if any, on all of the debt securities under the indenture, according to their tenor, and the due and punctual performance and observance of all other obligations to the holders of debt securities and the trustee under the indenture or the debt securities to be performed or observed by the Corporation; and

•	immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no default shall have occurred and be continuing under the indenture.

The second bullet above shall not apply to: (i) any sale, conveyance, transfer or lease between or among the Corporation and one or more of its wholly-owned subsidiaries; (ii) any merger of the Corporation into any wholly-owned subsidiary of the Corporation; or (iii) any merger of the Corporation into an affiliate of the Corporation for the purpose of reincorporating or reorganizing.

The indenture provides that the person formed by such consolidation or into which the Corporation is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the indenture with the same effect as if such successor person had been named as the Corporation in the indenture. In the event of a succession in compliance with this covenant, except in the case of a lease, the predecessor shall be relieved of and discharged from all of its obligations and covenants under the indenture and the debt securities.

Discharge and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may discharge all of our obligations with respect to the debt securities of any series at any time, and we may also be released from our obligations under certain covenants that are described in the indenture with respect to such debt securities, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “discharge” and under the second procedure is called “covenant defeasance.”

Discharge or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in trust in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of the applicable series;

•	no default under the indenture with respect to such series has occurred and is continuing on the date of such deposit; and

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such discharge or covenant defeasance had not occurred and, in the case of a discharge, such opinion is accompanied by a ruling to that effect received from or published by the U.S. Internal Revenue Service.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, we may terminate our obligations with respect to the debt securities of any series not previously delivered to the trustee for cancellation when all such securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption by depositing with the trustee or paying agent, as trust funds in trust for that purpose, an amount sufficient to pay and discharge the entire indebtedness on such debt securities.

Subordination

The terms of any series of debt securities under the indenture may provide that such series will be subordinated in right of payment to all senior indebtedness (as defined below). In certain circumstances relating to our dissolution, winding up, liquidation, or reorganization, whether in bankruptcy, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of subordinated debt securities will be entitled to receive any payment on such subordinated debt securities.

In addition, in the event of any default on senior indebtedness that permits the holders thereof to accelerate the maturity of the senior indebtedness, no payment may be made on subordinated debt securities if notice of such default has been given to us or if judicial proceedings are pending in respect of such default.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the indenture as the principal of, premium, if any, and unpaid interest on:

•	indebtedness of the Corporation for money borrowed;

•	similar obligations of the Corporation arising from off-balance-sheet guarantees and direct-credit substitutes;

•	obligations associated with derivative products; and

•	any renewals, extensions, modifications and refundings of any senior indebtedness in each case, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or guaranteed, other than:

•	any indebtedness of the Corporation which when incurred was without recourse to the Corporation;

•	any indebtedness to the Corporation’s subsidiaries;

•	any indebtedness to the Corporation’s employees;

•	any liability for taxes;

•	accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by us in the ordinary course of business; and

•	any indebtedness of the Corporation which is expressly subordinate in right of payment to any other indebtedness of the Corporation.

The indenture does not limit the amount of indebtedness, including senior indebtedness, that the Corporation or any of its subsidiaries may issue.

Due to the different subordination provisions of the various series of subordinated indebtedness issued by us, in the event of a dissolution, winding-up, liquidation, reorganization or insolvency, holders of a particular series of subordinated debt securities may recover less, ratably, than holders of other series of our outstanding subordinated indebtedness. In addition, subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding involving the Corporation, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The applicable prospectus supplement may further describe or alter the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Certificate of Incorporation and the certificate of designation which will be filed with the SEC in connection with the offering of a particular series of preferred stock.

General

Under our Restated Certificate of Incorporation, our board of directors has the authority, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, without par value, in one or more series, with such terms and for such consideration as the board may determine. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. Of the 10,000,000 authorized shares of preferred stock:

•	1,500,000 have been designated as Series A Junior Participating Preferred Stock, none of which have been issued;

•	1,576,000 were previously designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, all of which were redeemed, and for which a Certificate of Elimination was filed with the Delaware Secretary of State, in 2009;

•	16,000 have been designated as Series C Non-Cumulative Perpetual Preferred Stock, or the series C preferred stock, all of which were outstanding as of June 30, 2017; and

•	5,000 have been designated as Series D Non-Cumulative Perpetual Preferred Stock, or the series D preferred stock, all of which were outstanding as of June 30, 2017.

The preferred stock will have the terms described in this section unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the maximum number of shares to constitute the series;

•	any annual dividend rate on the shares, whether the rate is fixed or variable or both, the date or dates from which dividends will accrue, whether the dividends will be cumulative and any dividend preference;

•	whether the shares will be redeemable and, if so, the price at, and the terms and conditions on which, the shares may be redeemed;

•	any liquidation preference applicable to the shares;

•	the terms of any sinking fund;

•	any terms and conditions on which the shares of the series will be convertible into, or exchangeable for, shares of any other capital stock;

•	any voting rights of the shares of the series;

•	whether we have elected to offer depositary shares representing interests in a particular series of preferred stock as described under “Description of the Depositary Shares”; and

•	any other preferences or special rights or limitations on the shares of the series.

Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock to receive distributions upon our liquidation, dissolution or winding up will be subordinate to those of our general creditors.

As described under “Description of the Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Our series C preferred stock and series D preferred stock have, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. In particular, unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to the priority of the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, rank:

•	senior to our common stock and all other equity securities issued by us, the terms of which provide that the equity securities will rank junior to the preferred stock, which we refer to in this prospectus as the junior securities;

•	equally with all equity securities issued by us, the terms of which provide that the equity securities will rank equally with the preferred stock, which we refer to in this prospectus as the parity securities; and

•	junior to all equity securities issued by us, the terms of which provide that the equity securities will rank senior to the preferred stock.

Unless the terms of any preferred stock specifically provide that it will rank junior or senior to our series C preferred stock or our series D preferred stock, the series C preferred stock and series D preferred stock will be parity securities with respect to such preferred stock. The consent of at least two-thirds of the outstanding shares of each of our series C preferred stock and series D preferred stock voting as separate classes is required for us to authorize any class or series of capital stock that would rank senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, dissolution or winding up.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

If full dividends are not paid on the shares of a series of preferred stock, dividends declared upon shares of preferred stock and any parity securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends per share on the preferred stock, and accrued dividends, including any accumulations, on any parity securities, bear to each other. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock: (i) in the case of a series of preferred stock with cumulative dividend rights, for all dividend periods; (ii) in the case of the series C preferred stock, for the then-current dividend period; and (iii) in the case of the series D preferred stock, and any other series of preferred stock without cumulative dividend rights, for the then most recently completed dividend period.

Our ability to pay dividends on our preferred stock is subject to policies established by the Board of Governors of the Federal Reserve System, or the Federal Reserve Board.

Rights Upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock, will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to declared and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidating distribution owed to those holders. After the holders of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of any series of preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the applicable prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be pro rata, by lot or by any other method determined to be fair and equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Under current regulations, bank holding companies generally may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board.

Voting

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law or specifically provided for by our board of directors.

Under regulations adopted by the Federal Reserve Board, if the holders of shares of any series of preferred stock become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities.” A holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, to acquire or retain 10% or more of such series. While we do not believe any series of our preferred stock is considered “voting securities” currently, holders of preferred stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own more than one-third of our total equity, both voting and nonvoting, aggregating all shares held by the holders across all classes of stock.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, Wells Fargo Bank, N.A. will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for, or otherwise in accordance with the terms of, the underlying preferred stock. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed, so long as we have set aside all funds necessary for the redemption, including the redemption price for such shares and all dividends declared but not paid as of the date fixed for redemption. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, by lot or by any other equitable method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will forward the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The relevant record date for depositary shares will be the same date as the record date for, or otherwise in accordance with the terms of, the underlying preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as reasonably practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all reasonable action requested by and deemed necessary by the depositary in order to enable the depositary to do so. In the absence of any specific instructions from a holder of depositary shares, the depositary will, subject to any applicable restrictions, cast votes pertaining to the number of whole shares of preferred stock represented by such depositary shares proportionately with instructions actually received.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by at least a majority (or, in the case of such amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, holders of at least two-thirds) of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our and their obligations thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF THE COMMON STOCK

The following summary of the terms of our common stock is not complete. You should refer to the applicable provision of our Restated Certificate of Incorporation and to the Delaware General Corporation Law for a complete statement of the terms and rights of the common stock.

General

We have authorized 560,000,000 shares of common stock, par value $1.66 2/3 per share. As of June 30, 2017, there were 228,485,957 shares of common stock outstanding. The outstanding shares of common stock are listed on the NASDAQ Global Select Market under the symbol “NTRS.”

Voting

Holders of common stock vote as a single class on all matters submitted to a vote of the stockholders with each share of common stock entitled to one vote. Holders of common stock do not have cumulative voting rights.

Dividends

Holders of common stock are entitled to receive the dividends that may be declared from time to time by the board of directors. The rights of holders of common stock to receive dividends are subject to the prior rights of holders of any issued and outstanding preferred stock. You should carefully read and consider the information regarding certain dividend restrictions to which we are subject in the “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” section of our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

Other Provisions

Upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the common stock are entitled to receive, pro rata according to the number of shares held by each, all of our assets remaining for distribution after payment to creditors and the holders of any issued and outstanding preferred stock of the full preferential amounts to which they are entitled. The common stock has no preemptive or other subscription rights, and there are no other conversion rights or redemption provisions with respect to the shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock, depositary shares or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per unit of securities and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units, consisting of a stock purchase contract and beneficial interests in the following or any combination thereof:

•	debt securities;

•	debt obligations of third parties, including U.S. treasury securities; or

•	other securities identified in the applicable prospectus supplement.

The beneficial interests comprising a part of a stock purchase unit may secure the holders’ obligations to purchase or sell the securities under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or for the holders to make periodic payments to us. These payments may be unsecured or prefunded on some basis. Our obligation to settle pre-paid stock purchase contracts on the relevant settlement date may constitute indebtedness. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

If we issue stock purchase contracts or stock purchase units, the applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including:

•	the designation and terms of the stock purchase contracts and, if applicable, the stock purchase units of which they are a part, including whether and under what circumstances the securities forming a stock purchase unit may be held or transferred separately;

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our securities, and the nature and amount of those securities, or the method of determining those amounts;

•	the method and terms of settlement of the stock purchase contracts;

•	any collateral or depositary arrangements, if applicable; and

•	any material U.S. federal income tax considerations.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or other securities. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred or common stock, depositary shares or other securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price or prices at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation, aggregate principal amount, currency and denomination and terms of any other securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares, common stock or other securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, depositary shares or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provision of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus through underwriters, through dealers, through agents, directly to purchasers, through or in connection with hedging transactions, or through any combination of such methods of sale and may do so at a fixed price or prices (which may be changed), at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In addition, we may issue securities as a dividend or distribution, in a subscription rights offering to our existing securityholders.

Each time we sell securities, we will provide a prospectus supplement that will describe the method of distribution of the securities and name any underwriter, dealer or agent involved in the offer and sale. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities through agents that become parties to a distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers directly from, one or more purchasers without the involvement of any underwriters, dealers or agents. We will describe the terms of any sales of this kind in the prospectus supplement relating to the offer.

General

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus forms a part.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (i) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (ii) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Securities other than common stock may represent a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In connection with an underwritten offering, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle on the third business day following the trade date unless the parties to any such trade expressly agree otherwise. Commencing September 5, 2017, trades in the secondary market generally will be required to settle on the second business day following the trade date unless the parties to any such trade expressly agree otherwise. It is possible that we or any underwriter, dealer or agent selling our securities in reliance on this prospectus will elect to settle the sale of securities offered and sold in reliance on this prospectus in accordance with a longer than standard settlement cycle, in which case the alternative settlement cycle to be used will be specified in the applicable prospectus supplement. In the event such a longer than standard settlement cycle is elected, purchasers who desire to effect a trade of the securities they purchase at any time prior to the third business day (or, on or after September 5, 2017, the second business day) preceding the issue date of such securities will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Any such purchasers of securities who desire to trade on any such day should consult their own advisers regarding the date on which such purchasers’ trades may be settled.

The underwriters, agents, dealers and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Northern Trust Corporation and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, which are included in our Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated fees and expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

SEC registration fee	$ *
Trustees’ and transfer agent fees and expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Rating agency and listing fees	**
Printing and engraving expenses	**
Miscellaneous expenses	**
Total	$ **

*	Deferred in reliance upon Rules 456(b) and Rule 457(r) under the Securities Act.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Article Eleventh of the registrant’s Restated Certificate of Incorporation contains a provision which eliminates directors’ personal liability as set forth above.

Article Eighth of the registrant’s Restated Certificate of Incorporation provides in effect that the registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The registrant has in effect insurance policies for general officers’ and directors’ liability insurance covering all of the registrant’s officers and directors.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this registration statement.

Item 17.	Undertakings.

(a)	The registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 31st day of July, 2017.

NORTHERN TRUST CORPORATION

By	/s/ Frederick H. Waddell
Frederick H. Waddell Chairman and Chief Executive Officer

Each person whose signature appears below hereby severally constitutes and appoints Frederick H. Waddell, Aileen B. Blake, Stephanie S. Greisch, Susan C. Levy, Michael G. O’Grady and David L. Tentinger, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on the 31st day of July, 2017.

Signature	Title

/s/ Frederick H. Waddell Frederick H. Waddell	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ S. Biff Bowman S. Biff Bowman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Aileen B. Blake Aileen B. Blake	Executive Vice President and Controller (Principal Accounting Officer)

/s/ Linda Walker Bynoe Linda Walker Bynoe	Director

/s/ Susan Crown Susan Crown	Director

/s/ Dean M. Harrison Dean M. Harrison	Director

/s/ Jay L. Henderson Jay L. Henderson	Director

/s/ Michael G. O’Grady Michael G. O’Grady	Director

/s/ Jose Luis Prado Jose Luis Prado	Director

/s/ Thomas E. Richards Thomas E. Richards	Director

/s/ John W. Rowe John W. Rowe	Director

/s/ Martin P. Slark Martin P. Slark	Director

/s/ David H. B. Smith, Jr. David H. B. Smith, Jr.	Director

/s/ Donald Thompson Donald Thompson	Director

/s/ Charles A. Tribbett III Charles A. Tribbett III	Director

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation, as amended to date (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed April 19, 2006)

3.2	Certificate of Designation of Series C Non-Cumulative Perpetual Preferred Stock, dated August 4, 2014 (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed August 4, 2014)

3.3	Certificate of Designation of Series D Non-Cumulative Perpetual Preferred Stock, dated August 4, 2016 (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed August 8, 2016)

3.4	By-laws, as amended to date (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed April 26, 2017)

4.1*	Form of Common Stock Certificate

4.2*	Form of Preferred Stock Certificate

4.3*	Form of Certificate of Designation for Preferred Stock

4.4	Indenture, dated as of May 8, 2017, between Northern Trust Corporation and The Bank of New York Mellon Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed May 8, 2017)

4.5*	Form of Debt Security

4.6*	Form of Deposit Agreement (including form of Depositary Receipt)

4.7*	Form of Stock Purchase Contract Agreement

4.8*	Form of Stock Purchase Unit Agreement

4.9*	Form of Warrant Agreement (including form of Warrant Certificate)

5.1	Opinion of Mayer Brown LLP with respect to validity of securities

12.1	Statement regarding Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included on the signature page of the registration statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Indenture, dated as of May 8, 2017, between Northern Trust Corporation and The Bank of New York Mellon Trust Company, National Association, as trustee

*	To be filed, if necessary, by amendment or pursuant to a report filed with the SEC under the Exchange Act.